================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                         TO CURRENT REPORT ON FORM 8-K

                                       ON

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): DECEMBER 2, 1997

                                   EVI, INC.
               (Exact name of registrant as specified in charter)

            DELAWARE                        1-13086                      04-2515019
    (State of Incorporation)         (Commission File No.)            (I.R.S. Employer
                                                                     Identification No.)
         5 POST OAK PARK, SUITE 1760,
                HOUSTON, TEXAS                                   77027-3415
   (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (713) 297-8400

================================================================================

                      Exhibit Index Appears on Page 46

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements of Business Acquired.

     The following are the consolidated financial statements of Trico Industries, Inc. ("Trico") and the combined financial statements of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. (collectively, "BMW"), the businesses acquired by EVI, Inc. (the "Company"), for the periods specified in Rule 3-05(b) of Regulation S-X.

                             TRICO INDUSTRIES, INC.

                                     INDEX

                                                                                   PAGE
                                                                                   ----
REPORT OF INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . .  . . . 4

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 1996 AND 1995
      AND SEPTEMBER 30, 1997 (UNAUDITED)  . . . . . . . . . . . . . . . . . .  . . . 5

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
      DECEMBER 31, 1996 AND 1995 AND THE NINE MONTHS ENDED
      SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)   . . . . . . . . . . . . . . .  . . . 6

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY FOR THE
      YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE NINE
      MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)   . . . . . . . . . . . . .  . . . 7

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
      DECEMBER 31, 1996 AND 1995 AND THE NINE MONTHS ENDED
      SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)   . . . . . . . . . . . . . . .  . . . 8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . .  . . . 9

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Trico Industries, Inc.

We have audited the accompanying consolidated balance sheets of Trico Industries, Inc. and Subsidiary at December 31, 1996 and 1995 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trico Industries, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                              ERNST & YOUNG LLP


San Antonio, Texas
January 15, 1998

                             TRICO INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)

                                                                                    December 31,            September 30,
                                                                                1996          1995              1997
-------------------------------------------------------------------------------------------------------------------------
                                                                                                             (Unaudited)

                                                          ASSETS
CURRENT ASSETS
    Cash and Cash Equivalents                                                 $ 1,560            $ 1,807          $   693
    Accounts Receivable, Net of Allowance
         for Losses of $286 in 1996 and
         $276 in 1995 and $306 at
         September 30, 1997                                                    11,711             11,057           10,813
    Inventories                                                                21,363             21,050           24,091
    Deferred Taxes                                                              2,168              2,224            2,818
    Income Taxes Receivable                                                         -                  -            1,391
    Other current assets                                                          362                478              448
-------------------------------------------------------------------------------------------------------------------------
         TOTAL CURRENT ASSETS                                                  37,164             36,616           40,254
-------------------------------------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
    Land                                                                        1,414              1,519            1,414
    Buildings and Other Property                                               10,877             10,720           10,595
    Machinery and Equipment                                                    31,467             33,694           28,734
-------------------------------------------------------------------------------------------------------------------------
                                                                               43,758             45,933           40,743
    Less: Accumulated Depreciation                                            (27,595)           (27,213)         (26,554)
-------------------------------------------------------------------------------------------------------------------------
                                                                               16,163             18,720           14,189
-------------------------------------------------------------------------------------------------------------------------
DUE FROM PACCAR INC                                                            12,829             10,036           12,271
PROPERTY HELD FOR SALE                                                          2,411              2,715              435
GOODWILL, NET OF ACCUMULATED
    AMORTIZATION OF $5,435 IN 1996 AND
    $4,785 IN 1995, AND $5,925 AT
    SEPTEMBER 30, 1997                                                         10,071             10,721            9,581
INVESTMENT IN BMW MONARCH                                                       3,350              1,863            4,063
DEFERRED INCOME TAXES                                                             829              1,487                -
PENSION COSTS - INTANGIBLE                                                        290                655              290
OTHER ASSETS                                                                      164                227               95
-------------------------------------------------------------------------------------------------------------------------
                                                                              $83,271            $83,040          $81,178
=========================================================================================================================


                                               LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
    Current Maturities of Long-Term Debt                                      $    30            $    30          $    30
    Accounts Payable                                                            2,631              3,443            2,755
    Accrued Salaries, Bonus and Benefits                                        1,051              1,044              626
    Current Tax Liability                                                       1,460              1,211                -
    Accrued Insurance                                                           1,458              1,701            1,595
    Other Accrued Liabilities                                                   2,457              2,164            1,543
-------------------------------------------------------------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                                                   9,087              9,593            6,549
-------------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                                  9,008              9,045            8,979
ENVIRONMENTAL REMEDIATION RESERVE                                               9,900              8,600            7,800
DEFERRED INCOME TAXES                                                               -                  -            1,366
BENEFIT PLANS LIABILITY                                                         3,274              3,435            3,885

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
    Common Stock No Par Value, Authorized
      20,000,000 Shares, 10,000,000 Shares
      Issued and Outstanding                                                   65,342             65,342           65,342
    Additional Paid-in Capital                                                  2,462              1,678            3,110
    Accumulated Deficit                                                       (15,895)           (14,734)         (15,920)
    Cumulative Foreign Currency Translation                                        93                 81               67
-------------------------------------------------------------------------------------------------------------------------
        TOTAL STOCKHOLDER'S EQUITY                                             52,002             52,367           52,599
-------------------------------------------------------------------------------------------------------------------------
                                                                              $83,271            $83,040          $81,178
=========================================================================================================================

See Notes to Consolidated Financial Statements.


                             TRICO INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Thousands of Dollars)

                                                                                            NINE
                                                                YEAR ENDED              MONTHS ENDED
                                                               DECEMBER 31,            SEPTEMBER 30,
---------------------------------------------------------------------------------------------------------
                                                            1996           1995      1997           1996
---------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
REVENUES                                                 $72,100        $78,359     $51,459      $51,040
COSTS AND EXPENSES:
    Cost of sales                                         50,664         54,579      36,423       35,979
    Selling, general and
         administrative                                   20,881         22,239      15,346       15,255
    Provision for environmental remediation                1,300          5,800      (2,100)       1,300
---------------------------------------------------------------------------------------------------------
                                                          72,845         82,618      49,669       52,534
---------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                     (745)        (4,259)      1,790       (1,494)
OTHER INCOME (EXPENSE):
    Equity in earnings of BMW Monarch                      1,490            985         832        1,211
    Interest expense                                        (634)          (619)       (493)        (459)
    Provision for estimated losses on
      property held for sale                                (200)          (800)       (538)        (200)
    Other income (expense), net                              (62)          (168)        (57)        (361)
---------------------------------------------------------------------------------------------------------
                                                             594           (602)       (256)         191
---------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                           (151)        (4,861)      1,534       (1,303)
INCOME TAX EXPENSE (BENEFIT)                                 321         (1,419)        797         (191)
---------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                          $(472)       $(3,442)     $  737     $ (1,112)
=========================================================================================================


See Notes to Consolidated Financial Statements.


                             TRICO INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                             (Thousands of Dollars)

                                                                                              CUMULATIVE
                                                                  ADDITIONAL                    FOREIGN
                                                    COMMON         PAID-IN      ACCUMULATED    CURRENCY
                                                     STOCK         CAPITAL        DEFICIT     TRANSLATION   TOTAL
                                               --------------------------------------------------------------------
Balances at December 31, 1994                     $   65,342     $      989     $  (10,608)   $    80    $ 55,803
Capital Contribution - Noncash                             -            689              -          -         689
Net Loss                                                   -              -         (3,442)         -      (3,442)
Foreign currency translation                               -              -              -          1           1
Dividends                                                  -              -           (684)         -        (684)
                                               --------------------------------------------------------------------
Balances at December 31, 1995                         65,342          1,678        (14,734)        81      52,367
Capital Contribution - Noncash                             -            784              -          -         784
Net Loss                                                   -              -           (472)         -        (472)
Foreign currency translation                               -              -              -         12          12
Dividends                                                  -              -           (689)         -        (689)
                                               --------------------------------------------------------------------
Balances at December 31, 1996                         65,342          2,462        (15,895)        93      52,002
Capital Contribution - Noncash (Unaudited)                 -            648              -          -         648
Net Income (Unaudited)                                     -              -            737          -         737
Foreign currency translation (Unaudited)                   -              -              -        (26)        (26)
Dividends (Unaudited)                                      -              -           (762)         -        (762)
                                               --------------------------------------------------------------------
Balances at September 30, 1997 (Unaudited)        $   65,342     $    3,110     $  (15,920)   $    67    $ 52,599
                                               ====================================================================

See Notes to Consolidated Financial Statements.

                             TRICO INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)

                                                                                                     Nine Months
                                                                          Year Ended                    Ended
                                                                          December 31,              September 30,
                                                                        1996        1995          1997          1996
---------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                                    $ (472)    $ (3,442)     $    737        $(1,112)
Items included in net income (loss) not
  affecting cash:
    Depreciation                                                      2,866        3,051         2,061          2,253
    Goodwill amortization                                               650          655           490            487
    Deferred income tax provision                                       714          229         1,546            483
    Provision for environmental remediation                           1,300        5,800        (2,100)         1,300
    Provision for losses on property held
      for sale                                                          200          800           538            200
    PACCAR administrative charge converted
      to capital                                                        784          689           648            591
    Equity in earnings of BMW Monarch                                (1,490)        (985)         (832)        (1,211)
    Change in operating assets and liabilities:
      Accounts Receivable                                              (654)         655           898          1,312
      Inventories                                                      (313)         535        (2,728)        (1,415)
      Due from PACCAR Inc                                            (2,793)       1,647           558         (2,507)
      Accounts payable and accrued expenses                            (506)      (5,504)       (2,539)          (579)
      Benefit plans                                                     204          203           611            124
      Other                                                             191          343        (1,434)           105
---------------------------------------------------------------------------------------- -----------------------------
Net Cash Provided by (Used in) Operating
  Activities                                                            681        4,676        (1,546)            31

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment                           (758)      (3,575)         (466)          (698)
Proceeds from sale of assets                                            553          527         1,817            176
Other                                                                     3          209           119             97
---------------------------------------------------------------------------------------- -----------------------------
Net Cash (Used in) Provided by
  Investing Activities                                                 (202)      (2,839)        1,470           (425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends to PACCAR                                                    (689)        (684)         (762)          (689)
Principal payments of long-term debt                                    (37)         (34)          (29)           (26)
----------------------------------------------------------------------------------------------------------------------
Net Cash Used in Financing Activities                                  (726)        (718)         (791)          (715)
----------------------------------------------------------------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                                                     (247)       1,119          (867)        (1,109)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        1,807          688         1,560          1,807
----------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                             $1,560      $ 1,807        $  693         $  698
======================================================================================================================


See Notes to Consolidated Financial Statements.

                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

-------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS               (Thousands of Dollars)
-------------------------------------------------------------------------------

NOTE A--SUMMARY OF ACCOUNTING POLICIES

Nature of Operations: Trico Industries, Inc. (the "Company" or "Trico"), a wholly owned subsidiary of PACCAR Inc ("PACCAR" or "Parent"), is a manufacturer and supplier of oilfield equipment. The Company's headquarters and primary warehouse facility are located in San Marcos, Texas.

Due to the nature of the Company's business, customers are concentrated in the geographic areas where exploration and/or production of oil and natural gas is conducted in the United States and certain foreign countries.

In 1987 the Company was acquired by PACCAR for consideration of $65,342. The acquisition was accounted for as a purchase. The accompanying financial statements reflect the fair values of the Company's assets and liabilities at the date of acquisition. The purchase cost became the Company's stockholder's equity as of the date of purchase. The valuation process resulted in excess of cost over the net assets acquired, goodwill, of approximately $14,000.
Retained earnings (deficit) represents net income (loss) since the acquisition date.

The accompanying unaudited interim consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the financial position as of September 30, 1997 and the results of operations and cash flows for the nine months ended September 30, 1996 and 1997. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year. Information as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited.

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Investments in affiliated companies owned 20% or more are accounted for on the equity method. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Inventories: Inventories are stated at the lower of cost or market. Cost of all inventories is determined principally by the last-in, first-out (LIFO) method.

Goodwill: Goodwill is amortized on a straight-line basis over periods of 15 and 25 years. Amortization expense totaled $650 in 1996 and $655 in 1995.

\
                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

-------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS               (Thousands of Dollars)
-------------------------------------------------------------------------------

NOTE A--SUMMARY OF ACCOUNTING POLICIES (continued)

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation of plant and equipment is computed principally by the straight-line method based upon the estimated useful lives of the various classes of assets which range as follows:

  Machinery and Equipment                                 5-12 years
  Buildings                                              30-40 years

Repairs and maintenance are expensed as incurred.

Property Held for Sale: Property held for sale is stated at the lower of carrying amount or estimated fair value less costs to sell.

Environmental Remediation Cost: Expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are accrued when it is probable the Company will be obligated to pay amounts for environmental site evaluation, remediation or related costs, and such amounts can be reasonably estimated. Accruals are adjusted as further information develops or circumstances change. Cost of future expenditures for environmental remediation obligations are not discounted to their present values.

Revenue Recognition: Sales of oilfield equipment and related aftermarket parts are recorded by the Company when products are shipped to dealers or customers. Service revenues are recognized when services are performed.

Income Taxes: The Company's operations are included in the consolidated federal income tax return of its Parent. The Company's income tax provision is determined on a separate company basis. Any taxes (benefit) allocated to the Company are payable to (by) the Parent.


NOTE B--INVENTORIES
                                                                                           1996                1995
----------------------------------------------------------------------------------------------------------------------
Inventories at first-in, first-out (FIFO) cost:
   Finished products                                                                      $20,069             $18,304
   Work in process                                                                          3,401               3,485
   Work in process and raw materials                                                        1,609               2,384
----------------------------------------------------------------------------------------------------------------------
                                                                                           25,079              24,173
Less excess of FIFO cost over LIFO                                                         (3,716)             (3,123)
----------------------------------------------------------------------------------------------------------------------
                                                                                          $21,363             $21,050
======================================================================================================================




                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

-------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS              (Thousands of Dollars)
-------------------------------------------------------------------------------

NOTE C--LEASES
Trico leases various office space under operating leases. Additionally, operating leases exist for copier equipment. Leases expire at various dates through the year 2018. Annual minimum rental payments due under operating leases for the five years beginning January 1, 1997, are $293, $282, $228, $132 and $73 with $783 minimum rental payments thereafter.

Total rental expenses under all leases for the two years ended December 31, 1996 and 1995, were $1,010 and $880, respectively.

NOTE D--INVESTMENT IN AFFILIATE
The Company owns a 30 percent investment in BMW Monarch (Lloydminster) Ltd. (BMW Monarch), incorporated under the laws of the Province of Alberta, Canada, which is primarily engaged in the supply and services of oilfield equipment.

The Company's results of operations for the years ended December 31, 1996 and 1995 include its equity share in the income of BMW Monarch for the years ended March 31, 1996 and 1995, respectively. Summary financial information for BMW Monarch as of March 31, 1997 and 1996 and for the years then ended is summarized below:

                                                        March 31,
Assets                                        1997                   1996
----------------------------------------------------------------------------

Current assets                            $  38,741                $  18,286
Advance to affiliated company                 2,204                    1,847
Property, plant and equipment                 2,724                    1,589
Other                                           121                        -
                                          ----------------------------------
Total assets                              $  43,790                $  21,722
                                          ==================================
Liabilities and Equity
----------------------
Current liabilities                       $  32,287                $  15,342
Long-term debt                                  340                       12
Other liabilities                               213                      177
Equity                                       10,950                    6,191
                                          ----------------------------------
Total Liabilities and Equity              $  43,790                $  21,722
                                          ==================================

                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS              (Thousands of Dollars)
------------------------------------------------------------------------------

NOTE D--INVESTMENT IN AFFILIATE (continued)


                                                                   Year Ended March 31
                                                                 1997              1996
                                                                ------------------------
              Operations
              ----------
              Sales                                             $101,449         $62,315
              Gross profit                                        18,988          12,038
              Net income                                           4,957           2,498

NOTE E--PROPERTY HELD FOR SALE

Trico owns a number of properties that are being held for sale. Trico has estimated the market values of such properties and has adjusted the carrying amounts of such properties to the estimated net realizable values. During the years ended December 31, 1996 and 1995, Trico recorded charges to income of approximately $200 and $800, respectively, representing adjustments to the carrying values.

NOTE F--BORROWINGS

                                                                           1996               1995
----------------------------------------------------------------------------------------------------
Industrial revenue bonds,
   floating rate                                                         $8,882              $8,910
Capital lease obligations                                                   156                 165
   Less current portions                                                    (30)                (30)
----------------------------------------------------------------------------------------------------
                                                                         $9,008              $9,045
====================================================================================================

The interest rate on the industrial revenue bonds is floating and was 3.1% and 5.1% at December 31, 1996 and 1995, respectively. Bond contract terms require interest only payments to maturity, occurring in December 2002. The fair value of the revenue bonds is equal to the carrying value for both 1996 and 1995.

Interest expense was $632 in 1996 and $592 in 1995, which included $213 in 1996 and $154 in 1995 that was paid to PACCAR relating to a carrying charge on the Company's inventory.

Annual maturities for long-term debt including industrial revenue bonds and capital leases for the five years beginning January 1, 1997 are $30, $44, $47, $50 and $36, and $8,831 thereafter.

NOTE G--COMMITMENTS AND CONTINGENCIES

Trico is involved in various stages of investigations and cleanup actions related to environmental matters. In certain of these matters, Trico has been designated as a potentially responsible party by the U.S. Environmental Protection Agency or by a state-level environmental agency. Trico has conducted an environmental study of all its properties and has accrued its best estimate of its obligation at December 31, 1996, which is $9,900 and which is included in long-term liabilities. Trico could incur additional obligations of up to approximately $1,000. It is possible that Trico's recorded estimate of its obligation may change in the near term.

                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

-------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS              (Thousands of Dollars)
-------------------------------------------------------------------------------

NOTE G--COMMITMENTS AND CONTINGENCIES (continued)

During the years ended December 31, 1996 and 1995, Trico recorded expenses related to environmental matters of $1,300 and $5,800, respectively.

At both December 31, 1996 and 1995, Trico had standby letters of credit outstanding totaling $9,167. Other performance- related letters of credit were outstanding at December 31, 1996 and 1995 totaling $1,157 and $947, respectively.

Trico is a defendant in various legal proceedings, and in addition, there are various other contingent liabilities arising in the normal course of business. After consultation with legal counsel, management does not anticipate that disposition of these proceedings and contingent liabilities will have a material effect on its financial position or results of operations.

NOTE H--BENEFIT PLANS

Defined benefit retirement plan:
Trico has a defined benefit retirement plan which covers a majority of its employees. Benefits under the plan are generally based on employee's highest compensation levels and total years of service. Trico's policy is to fund its plan based on legal requirements, tax considerations, and investment opportunities.

The assumptions used in determining actuarial present value of plan benefit obligations:

                                                                            1996                1995
-----------------------------------------------------------------------------------------------------
Discount Rate                                                               7.50%               7.50%
Rate of increase in future compensation levels                              4.75%               5.75%
Assumed long-term rate of return on plan assets                             8.00%               8.00%
=====================================================================================================
Components of pension expense:
Interest cost                                                             $   911             $   950
Service cost                                                                  419                 466
Return on assets                                                           (1,762)             (2,493)
Net amortization and deferrals                                                681               1,580
-----------------------------------------------------------------------------------------------------
Net pension expense                                                       $   249             $   503
=====================================================================================================
Funded Status at December 31:
Vested benefit obligation                                                 $12,613             $12,885
Accumulated benefit obligation                                             12,754              13,056
=====================================================================================================

                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

-------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS               (Thousands of Dollars)
-------------------------------------------------------------------------------

NOTE H--BENEFIT PLANS (continued)

                                                                                          1996                1995
---------------------------------------------------------------------------------------------------------------------
Plan assets at fair value                                                               $ 14,256            $ 13,467
Projected benefit obligation                                                             (12,918)            (13,437)
---------------------------------------------------------------------------------------------------------------------
Excess of plan assets                                                                      1,338                  30
Unrecognized net asset                                                                      (134)               (155)
Unrecognized net experience gain                                                          (2,328)               (759)
Unrecognized prior service cost                                                              (18)                (20)
---------------------------------------------------------------------------------------------------------------------
Pension liability                                                                        $(1,142)            $  (904)
=====================================================================================================================

Supplemental retirement plan:

Trico has an unfunded supplemental retirement plan for employees whose benefits under the qualified salaried retirement plan are reduced because of compensation deferral elections or limitations under federal laws. Pension expense for this plan was $153 in 1996 and $232 in 1995. At December 31, 1996 and 1995, the projected benefit obligation for this plan was $897 and $1,422, respectively. The accumulated benefit obligation of $819 in 1996 and $1,304 in 1995 has been recognized as a liability in the balance sheet and is equal to the amount of vested benefits. The assumptions used in determining actuarial present value of the supplemental plan benefit obligations are the same as those used for the defined benefit retirement plan above.

Additionally, Trico is liable for future benefits payable to various employees who retired prior to its acquisition by PACCAR. These benefits are in addition to benefits being received under the above plans. This liability is unfunded. As of December 31, 1996 and 1995, the Company has an accrual of approximately $750 and $700, respectively, included in benefit plans liability.

Postretirement medical insurance plan:

Trico, through PACCAR, had an unfunded postretirement medical insurance plan covering its employees, which reimburses retirees for approximately 50% of their medical cost from retirement. Retiree expense related to this plan of approximately $107 and $99 in 1996 and 1995, respectively, was paid to PACCAR. The unfunded accrued postretirement benefits were approximately $613 and $477 at December 31, 1996 and 1995, respectively.

                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                (Thousands of Dollars)
--------------------------------------------------------------------------------

NOTE I--INCOME TAXES

                                                                                             1996              1995
---------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes:
   Domestic                                                                                 $ 402            $(4,736)
   Foreign                                                                                   (553)              (125)
---------------------------------------------------------------------------------------------------------------------
                                                                                            $(151)           $(4,861)
=====================================================================================================================


Provision for income taxes:
   Current provision (benefit):
      Federal                                                                               $(383)           $(1,516)
      Foreign                                                                                   -                  -
      State                                                                                   (10)              (132)
---------------------------------------------------------------------------------------------------------------------
                                                                                             (393)            (1,648)
   Deferred provision:
      Federal and State                                                                       714                229
---------------------------------------------------------------------------------------------------------------------
                                                                                             $321            $(1,419)
=====================================================================================================================


Reconciliation of statutory U.S. tax to actual provision:

Statutory rate                                                                                 35%                35%
Statutory tax                                                                               $ (53)           $(1,701)
Effect of:
   State income taxes                                                                          22                (81)
   Goodwill                                                                                   188                178
   Valuation allowance on foreign tax loss carryforward                                       194                 44
   Other                                                                                      (30)               141
---------------------------------------------------------------------------------------------------------------------
                                                                                            $ 321            $(1,419)
=====================================================================================================================


Components of deferred tax assets (liabilities):
Assets:
Foreign operating losses                                                                    $ 238             $   44
Accrued liabilities and reserves                                                            7,996              7,711
Valuation allowance                                                                          (238)               (44)
---------------------------------------------------------------------------------------------------------------------
                                                                                            7,996              7,711
---------------------------------------------------------------------------------------------------------------------

Liabilities:
Investment in BMW Monarch                                                                  (1,257)              (707)
Property and equipment                                                                     (2,061)            (2,010)
Inventory                                                                                    (465)              (310)
Other                                                                                      (1,216)              (973)
---------------------------------------------------------------------------------------------------------------------
                                                                                           (4,999)            (4,000)
---------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                                                    $ 2,997             $3,711
---------------------------------------------------------------------------------------------------------------------

                             TRICO INDUSTRIES, INC.
                                  YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

-------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS               (Thousands of Dollars)
-------------------------------------------------------------------------------

NOTE I--INCOME TAXES (continued)

                                                                        1996                1995
-------------------------------------------------------------------------------------------------
Classification of deferred tax assets and liabilities:
Deferred taxes and other current assets                                $2,168              $2,224
Deferred income tax and other                                             829               1,487
-------------------------------------------------------------------------------------------------
Net deferred tax asset                                                 $2,997              $3,711
=================================================================================================

Cash paid for income taxes was approximately $640 in 1996 and $1,300 in 1995.

NOTE J--RELATED PARTY TRANSACTIONS

PACCAR charges the Company for certain administrative services it provides. These costs are charged to the Company based upon the Company's specific use of the services and PACCAR's cost. Management considers these charges reasonable and not significantly different from the costs that would be incurred if the Company were on a stand-alone basis. Fees for such administrative services of $784 and $689 for 1996 and 1995, respectively, were charged to the Company. In lieu of payment, PACCAR recognizes these administrative services as an additional investment in the Company. The Company expenses such charges and records the investment as an increase to equity. The Company pays a dividend to PACCAR for its capital invested in the prior year. Cash dividends of $689 and $684 were declared in 1996 and 1995, respectively. During the years 1996 and 1995, the Company sold certain products to related entities totaling approximately $3,500 and $7,900, respectively. The Company participates with PACCAR for the self-insurance of its general, product, and property liabilities, as well as workers' compensation. During the years 1996 and 1995, the Company expensed approximately $625 and $967, respectively, related to such self-insurance.

NOTE K--SUBSEQUENT EVENT

Effective December 2, 1997, EVI, Inc. purchased all the outstanding shares of common stock of Trico.

                BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

                          COMBINED FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED MARCH 31, 1997 AND 1996

                         TOGETHER WITH AUDITORS' REPORT

AUDITORS' REPORT


To EVI, Inc.:

We have audited the combined balance sheets of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. as at March 31, 1997 and 1996 and the combined statements of income, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada, which are substantially consistent with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the combined financial position of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. as at March 31, 1997 and 1996 and the combined results of their operations and their cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.



Calgary, Alberta, Canada                       /s/ ARTHUR ANDERSON & CO.
December 31, 1997                              Chartered Accountants

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

COMBINED BALANCE SHEETS

AS AT MARCH 31, 1997 AND 1996
(United States Dollars)

ASSETS
                                                                  1997              1996
                                                                  ----              ----

Current:
     Cash                                                    $  3,766,445      $    581,891
     Accounts receivable, net of allowance for doubtful
          accounts of $279,980 (1996 - $361,252)               33,331,848        15,236,788
     Inventories, net of reserve for obsolescence of
          $644,380 (1996 - $571,202)                           13,091,513         8,970,756
     Prepaid expenses                                             109,689            51,007
                                                             ------------      ------------
                                                               50,299,495        24,840,442
                                                             ------------      ------------

Investment in equity investee                                          --            78,115
                                                             ------------      ------------

Property, plant and equipment:
     Land and buildings                                         2,276,579         1,305,951
     Machinery and equipment                                    2,270,289         1,495,100
     Vehicles                                                   1,515,394         1,073,999
                                                             ------------      ------------
                                                                6,062,262         3,875,050

Less:  accumulated depreciation                                 1,720,608         1,260,521
                                                             ------------      ------------
                                                                4,341,654         2,614,529
                                                             ------------      ------------

                                                             $ 54,641,149      $ 27,533,086
                                                             ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current:
     Short-term borrowings                                   $  9,108,170      $  1,569,582
     Accounts payable and accrued liabilities                  19,143,095        11,662,109
     Income taxes payable                                       3,557,772         1,782,936
     Bonuses and management fees payable to shareholders        3,802,730         2,862,924
     Current portion of long-term debt                            332,748           347,028
                                                             ------------      ------------
                                                               35,944,515        18,224,579

Long-term debt                                                    340,335           394,440
Shareholder's loan payable to Trico Industries, Inc.              104,610           106,557
Shareholders' loans - other                                        33,532            34,155
Deferred income taxes                                             108,350            70,635
                                                             ------------      ------------
                                                               36,531,342        18,830,366
                                                             ------------      ------------
Shareholders' equity:
     Capital stock                                                 34,047            34,047
     Retained earnings                                         18,470,178         8,738,564
     Cumulative translation adjustment                           (394,418)          (69,891)
                                                             ------------      ------------
                                                               18,109,807         8,702,720
                                                             ------------      ------------

                                                             $ 54,641,149      $ 27,533,086
                                                             ============      ============



           Notes to combined financial statements are an integral part of these combined financial statements

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED MARCH 31, 1997 AND 1996
(United States Dollars)

                                                                   1997               1996
                                                                   ----               ----

Sales                                                         $ 107,474,934      $  65,183,307
                                                              -------------      -------------


Costs and expenses:
     Cost of sales                                               77,604,370         49,067,185
     Selling, general and administrative                          9,622,470          7,059,011
     Bonuses to shareholders                                      3,553,723          2,535,527
     Management fees to Trico Industries, Inc.                      330,664            330,154
                                                              -------------      -------------
                                                                 91,111,227         58,991,877
                                                              -------------      -------------

Operating income                                                 16,363,707          6,191,430
                                                              -------------      -------------

Other income (expense):
     Interest expense                                              (475,841)          (393,457)
     Rental income                                                  524,234            492,667
     Gain (loss) on sale of property, plant and equipment            (6,109)             3,034
     Writedown of investment in equity investee                     (85,362)                --
     Share of loss of equity investee                                    --            (68,844)
                                                              -------------      -------------
                                                                    (43,078)            33,400
                                                              -------------      -------------

Income before provision for income taxes                         16,320,629          6,224,830

Provision for income taxes                                        6,589,015          2,744,545
                                                              -------------      -------------

Net income                                                    $   9,731,614      $   3,480,285
                                                              =============      =============




           Notes to combined financial statements are an integral part of these combined financial statements

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED MARCH 31, 1997 AND 1996
(United States Dollars)

                                                                                    Cumulative
                                                                                      Foreign
                                           Common Shares                              Currency            Total
                                    --------------------------       Retained       Translation       Shareholders'
                                      Number            $            Earnings        Adjustment          Equity
                                    ---------     ------------     ------------     ------------      ------------

Balance at March 31, 1995               6,120     $     34,047     $  5,258,279     $   (229,242)     $  5,063,084
Net Income                                 --               --        3,480,285               --         3,480,285
Foreign Currency Translation
     Adjustment                            --               --               --          159,351           159,351
                                    ---------     ------------     ------------     ------------      ------------

Balance at March 31, 1996               6,120     $     34,047        8,738,564          (69,891)        8,702,720
Net Income                                 --               --        9,731,614               --         9,731,614
Foreign Currency Translation
     Adjustment                            --               --               --         (324,527)         (324,527)
                                    ---------     ------------     ------------     ------------      ------------

Balance at March 31, 1997               6,120     $     34,047     $ 18,470,178     $   (394,418)     $ 18,109,807
                                    =========     ============     ============     ============      ============




           Notes to combined financial statements are an integral part of these combined financial statements

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 1997 AND 1996
(United States Dollars)

                                                                               1997                 1996
                                                                               ----                 ----

Cash flows from operating activities:
     Net income                                                            $  9,731,614      $  3,480,285
     Adjustments to reconcile net income to net cash
         Provided (used) by operations:
         Depreciation and amortization                                          633,249           457,708
         (Gain) loss on sale of property, plant and equipment                     6,109            (3,034)
         Writedown of investment in equity investee                              85,362                --
         Share of loss from equity investee                                          --            68,844
         Writedown of goodwill                                                       --            17,902
         Deferred income taxes                                                   39,681            70,433

         Change in other operating assets and liabilities (see Note 7)      (12,435,634)         (174,611)
                                                                           ------------      ------------

         Net cash provided (used) by operating activities                    (1,939,619)        3,917,527
                                                                           ------------      ------------

Cash flows from investing activities:
     Purchase of property, plant and equipment                               (2,672,578)       (1,293,909)
     Proceeds from sale of property, plant and equipment                        227,611           270,646
     Investment in equity investee                                               (7,348)          (73,368)
                                                                           ------------      ------------

         Net cash used by investing activities                               (2,452,315)       (1,096,631)
                                                                           ------------      ------------

Cash flows from financing activities:
     Proceeds from short-term borrowings, net                                 7,698,179        (2,117,806)
     Proceeds from long-term financing                                          721,232           324,408
     Repayment of long-term financing                                          (777,015)         (355,089)
     Repayment of shareholder loans, net                                             --           (92,179)
                                                                           ------------      ------------

         Net cash provided (used) by financing activities                     7,642,396        (2,240,666)
                                                                           ------------      ------------

Effect of translation adjustment on cash                                        (65,908)            1,661
                                                                           ------------      ------------

Increase in cash during the year                                              3,184,554           581,891

Cash at beginning of year                                                       581,891                --
                                                                           ------------      ------------

Cash at end of year                                                        $  3,766,445      $    581,891
                                                                           ============      ============



           Notes to combined financial statements are an integral part of these combined financial statements

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 1997 AND 1996
(United States Dollars)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of combination and basis of presentation

         These combined financial statements include the accounts of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. (collectively, "the Companies"). The accounts of the Companies have been combined on the basis that they have significant common ownership, and as they largely operate as an integrated economic entity. All significant intercompany accounts and transactions have been eliminated in combination.

         These combined financial statements are presented in accordance with generally accepted accounting principles in the United States of America and have been translated into United States dollars. The functional currency of the Companies is Canadian dollars.

         Nature of operations

         The Companies are incorporated under the laws of the Province of Alberta, Canada and are primarily engaged in the manufacture, sale and service of oilfield equipment.

         Inventories

         Inventories are valued using the first-in, first-out ("FIFO") method and are stated at the lower of cost or market.

         Property, plant and equipment

         Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the following methods and rates:

              Buildings                                                5% declining-balance
              Vehicles                                                 15% to 30% declining-balance
              Machinery and equipment                                  20% to 30% declining-balance

         The Companies' long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any assets may not be recoverable. In performing the review for recoverability, the Companies estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized.

         Foreign currency translation

         These combined financial statements are stated in United States dollars. Results of operations have been translated using the average exchange rate during the year. Assets and liabilities have been translated using the rate in effect at the balance sheet date and the resulting translation adjustments are included as a separate component of shareholders' equity.

         Revenue recognition

         The Companies recognize product revenue as the products are shipped. Service revenue is recognized as the services are performed.

         Accounting for income taxes

         Under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases.

         Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Major customers and credit risk

         Substantially all of the Companies' customers are engaged in the energy industry. This concentration of customers may impact the Companies' overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. The Companies perform ongoing credit evaluations of their customers and do not generally require collateral in support of their trade receivables. The Companies maintain reserves for potential credit losses, and actual losses have historically been within the Companies' expectations.

         In 1997 and 1996, the Companies' largest customer accounted for approximately 12% (1996 - 10%) of combined sales of the Companies. The Companies had no other customers that accounted for greater than 10% of their combined sales.


2.       INVENTORIES

         Inventories by category are as follows:

                                                            1997                 1996
                                                            ----                 ----

              Raw materials and components           $     5,272,386       $    4,102,381
              Finished goods                               7,819,127            4,868,375
                                                     ---------------       --------------
                                                     $    13,091,513       $    8,970,756
                                                     ===============       ==============

         Finished goods inventories include the cost of materials, labour and overhead.

3.       SHORT-TERM BORROWINGS AND LINES OF CREDIT

         The Companies' short-term borrowings at March 31, 1997 and 1996 consisted of demand operating loan facilities with a lending institution (see Note 10). As of March 31, 1997 and 1996, the Companies had available to them credit facilities providing for up to $14,500,000 in borrowings of which $9,108,170 was outstanding at March 31, 1997. Borrowings under these facilities are subject to certain requirements relating to the Companies' accounts receivable and inventory. Borrowings bear interest at variable rates and are secured by a general security agreement. These facilities contain covenants relating to working capital and debt to equity. These facilities also impose limitations on the Companies' use of funds for capital expenditures.

         As at March 31, 1997 and 1996, the Companies' short term borrowings consisted of the following:

                                                                                    1997                 1996
                                                                                    ----                 ----

              Payable to banks under lines of credit, interest of
                  5.25% at March 31, 1997, repayable on demand                  $   9,108,170       $    1,569,582
              Weighted average interest rate on short-term borrowings
                  outstanding during the year                                             5.9%                 8.7%
              Average borrowings during the year                                $   4,655,950       $    2,280,102
              Maximum outstanding during the year                               $   9,206,377       $    3,589,159


4.       LONG-TERM DEBT

         The Company's long-term debt at March 31, 1997 and 1996 consisted of the following:

                                                                                     1997                 1996
                                                                                     ----                 ----

         Loan repayable in monthly installments over not more than                $   294,934          $   285,095
         18 months, at prime (4.75% at March 31, 1997) plus 1%,
         collateralized by specific equipment.

         Loan for commercial property construction.  Repayable in                     378,149                    -
         interest only payments at prime plus 1.5% until July 1, 1997.
         Blended payments of principal repayment and interest are required over a ten year period commencing July 5, 1997. Collateralized by specific land and building and assignment of fire insurance.

         Loan repayable in monthly installments of $7,463 plus                              -              456,373
         interest at prime plus 1.5%, collateralized by specific vehicles, land, buildings and equipment.
                                                                                  -----------          -----------
                                                                                      673,083              741,468

         Less current portion:                                                       (332,748)            (347,028)
                                                                                  -----------          -----------
                                                                                  $   340,335          $   394,440
                                                                                  ===========          ===========

         The following is a summary of scheduled debt maturities by year:

              1998                                                                $   332,748
              1999                                                                     37,815
              2000                                                                     37,815
              2001                                                                     37,815
              2002                                                                     37,815
              Thereafter                                                              189,075
                                                                                  -----------
                                                                                  $   673,083
                                                                                  ===========

         The carrying amount of the long-term debt as at March 31, 1997 and 1996 approximates its fair value.


5.       CAPITAL STOCK

         Authorized:
              BMW Monarch (Lloydminster) Ltd.
                  Unlimited number of Class A common voting shares
                  Unlimited number of Class B common voting shares
                  Unlimited number of Class C redeemable preferred non-voting shares
                  Unlimited number of Class D redeemable preferred non-voting shares
                  Unlimited number of Class E redeemable preferred non-voting shares

              BMW Pump Inc.
                  Unlimited number of Class A common voting shares
                  Unlimited number of Class B common voting shares
                  Unlimited number of Class C redeemable preferred non-voting shares
                  Unlimited number of Class D redeemable convertible non-participating non-voting shares
                  Unlimited number of Class E non-participating redeemable voting shares

                                                                                     1997                 1996
                                                                                     ----                 ----

         Issued and outstanding:
              BMW Monarch (Lloydminster) Ltd.
                  100 Class A common shares                                        $   29,745           $   29,745

              BMW Pump Inc.
                  6,020 Class A common shares                                           4,302                4,302
                                                                                   ----------           ----------
                                                                                   $   34,047           $   34,047
                                                                                   ==========           ==========

         There were no changes to authorized or issued capital stock during the years ended March 31, 1997 and 1996.

         Effective April 1, 1997, BMW Pump Inc. and certain of its corporate shareholders were amalgamated pursuant to the Alberta Business Corporations Act. The amalgamation had no impact on the Companies' combined financial position or combined reported results of operations as at March 31, 1997 and 1996.

6.       INCOME TAXES

         The Companies' provisions for income taxes for the years ended March 31, 1997 and 1996 are comprised as follows:

                                                                                    1997                  1996
                                                                                    ----                  ----

              Current                                                           $   6,549,334       $    2,674,112
              Deferred                                                                 39,681               70,433
                                                                                -------------       --------------

                                                                                $   6,589,015       $    2,744,545
                                                                                =============       ==============

         The difference between the tax provision at the statutory federal and provincial combined tax rate and the tax provision attributable to income before income taxes for the years ended March 31, 1997 and 1996, in the accompanying Combined Statements of Income is as follows:

                                                                                    1997                 1996
                                                                                    ----                 ----

              Canadian statutory federal and provincial income tax rate             44.6%                44.6%
              Effect of manufacturing and processing income tax reduction           (4.5)                (4.5)
              Effect of non-deductible expenses and other                            0.3                  0.3
              Effect of reassessment of investment tax credits from
                 prior years                                                          --                  3.7
                                                                                   -----                -----
                                                                                    40.4%                44.1%
                                                                                   =====                =====

         Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect. Generally, deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related assets or liability for financial reporting purposes. The net deferred tax asset (liability) comprises:

                                                                                      1997                 1996
                                                                                      ----                 ----

              Deferred tax assets:
                  Reserves                                                        $   (37,836)          $  (28,410)
              Deferred tax liabilities:
                  Property and equipment                                              146,186               99,045
                                                                                  -----------           ----------
              Net deferred tax liability                                          $   108,350           $   70,635
                                                                                  ===========           ==========


7.       SUPPLEMENTAL CASH FLOW INFORMATION

         Cash paid during the years ended March 31, 1997 and 1996 for interest and income taxes was as follows:

                                                                                    1997                  1996
                                                                                    ----                  ----

              Interest paid                                                     $     484,456          $   396,105
              Income taxes paid                                                 $   4,774,497          $   927,367

         The change in cash flows arising from other operating assets and liabilities is comprised of the following (increases) decreases:

                                                                                     1997                 1996
                                                                                     ----                 ----

         Accounts receivable                                                 $    (18,691,358)      $   (5,369,190)
         Inventories                                                               (4,358,820)          (1,713,590)
         Prepaid expenses                                                             (60,646)             (14,467)
         Accounts payable and accrued liabilities                                   7,827,214            3,554,273
         Income taxes payable                                                       1,838,687            1,740,693
         Bonuses payable to shareholders                                            1,009,289            1,627,670
                                                                             ----------------       --------------
                                                                             $    (12,435,634)      $     (174,611)
                                                                             ================       ==============


8.       LEASE COMMITMENTS

         The Companies are committed under operating leases on leased premises for future minimum rentals as follows:

              1998                                                              $     229,373
              1999                                                                    216,340
              2000                                                                    213,730
              2001                                                                    208,396
              2002                                                                    207,712
                                                                                -------------
                                                                                $   1,075,551

         Lease expense incurred by the Companies' for the years ended March 31, 1997 and 1996 was $177,222 and $142,601 respectively.


9.       RELATED PARTY TRANSACTIONS

         During 1997, in the normal course of business, BMW Pump Inc. purchased raw materials of $6,433,465 (1996 - $3,826,205) from a company controlled by a shareholder.


10.      SUBSEQUENT EVENTS

         Effective December 3, 1997, EVI, Inc. acquired, directly or indirectly, all the outstanding shares of the Companies.

         On December 3, 1997, all amounts owing by the Companies under the credit facilities were settled and the credit facilities were discontinued. EVI Oil Tools Canada Ltd., a subsidiary of EVI, Inc., has stated its intention to finance future cash needs if they arise.

11.      Condensed Combining Financial Statements

         Condensed Combining Balance Sheets

                                                                    As at March 31, 1997
                                         ---------------------------------------------------------------------------
                                                                      BMW
                                             BMW Monarch           Pump Inc.        Elimination
                                         (Lloydminster) Ltd.       and other          Entries            Total
                                         -------------------     -------------      --------------    --------------
Assets
Current assets                               $  40,945,640       $  17,497,885      $  (8,144,030)    $  50,299,495
Investment in affiliated company                   120,611                 ---           (120,611)              ---
Net property, plant and equipment                2,724,427           1,617,227                ---         4,341,654
                                             -------------       -------------      --------------    -------------
                                             $  43,790,678       $  19,115,112      $  (8,264,641)    $  54,641,149
                                             =============       =============      ==============    =============

Liabilities and shareholders' equity
Current liabilities                          $  32,287,057       $  11,801,488      $  (8,144,030)    $  35,944,515
Long term liabilities                              553,295             154,107           (120,575)          586,827
Shareholders' equity                            10,950,326           7,159,517                (36)       18,109,807
                                             -------------       -------------      --------------    -------------
                                             $  43,790,678       $  19,115,112      $  (8,264,641)    $  54,641,149
                                             =============       =============      ==============    =============



                                                                    As at March 31, 1996
                                         ---------------------------------------------------------------------------
                                             BMW Monarch              BMW           Elimination
                                         (Lloydminster) Ltd.       Pump Inc.          Entries            Total
                                         -------------------     -------------      --------------    --------------
Assets
Current assets                               $  20,133,360      $    9,172,759      $  (4,465,677)    $  24,840,442
Investment in equity investee                          ---              78,115                ---            78,115
Net property, plant and equipment                1,588,553           1,025,976                ---         2,614,529
                                             -------------       -------------      --------------    -------------
                                                                                              ---
                                             $  21,721,913       $  10,276,850      $  (4,465,677)    $  27,533,086
                                             =============       =============      ==============    =============

Liabilities and shareholders' equity
Current liabilities                          $  15,341,686       $   7,348,570      $  (4,465,677)    $  18,224,579
Long term liabilities                              189,393             416,394                ---           605,787
Shareholders' equity                             6,190,834           2,511,886                ---         8,702,720
                                             -------------       -------------      --------------    -------------
                                             $  21,721,913       $  10,276,850      $  (4,465,677)    $  27,533,086
                                             =============       =============      ==============    =============



Condensed Combining Statements of Earnings


                                                              For the year ended March 31, 1997
                                         ---------------------------------------------------------------------------
                                             BMW Monarch              BMW            Elimination
                                         (Lloydminster) Ltd.       Pump Inc.           Entries            Total
                                         -------------------     --------------      --------------    -------------
Sales                                         $ 101,449,448      $  35,155,690       $ (29,130,204)    $ 107,474,934
Costs and expenses                               92,881,223         27,360,208         (29,130,204)       91,111,227
                                              -------------       -------------      --------------    -------------
Operating income                                  8,568,225          7,795,482                 ---        16,363,707
Other income (expense)                              108,627           (151,705)                ---           (43,078)
                                              -------------       -------------      --------------    -------------

Income before provision for income
     taxes                                        8,676,852          7,643,777                 ---        16,320,629
Provision for income taxes                        3,720,081          2,868,934                 ---         6,589,015
                                              -------------       -------------      --------------    -------------

Net income                                    $   4,956,771      $   4,774,843       $         ---     $   9,731,614
                                              =============      ==============      ==============    =============


                                                                For year ended March 31, 1996
                                         ---------------------------------------------------------------------------
                                             BMW Monarch              BMW            Elimination
                                         (Lloydminster) Ltd.       Pump Inc.           Entries            Total
                                         -------------------     --------------      --------------    -------------
Sales                                        $  62,315,413       $  19,604,595       $ (16,736,701)   $   65,183,307
Costs and expenses                              58,077,754          17,650,824         (16,736,701)       58,991,877
                                             -------------       -------------       -------------    --------------
Operating income                                 4,237,659           1,953,771                ---          6,191,430
Other income (expense)                             192,981            (159,581)               ---             33,400
                                             -------------       -------------       -------------    --------------

Income before provision for income
   taxes                                         4,430,640           1,794,190                ---          6,224,830
Provision for income taxes                       1,932,382             812,163                ---          2,744,545
                                             -------------       -------------       -------------    --------------
Net income                                   $   2,498,258       $     982,027       $        ---     $    3,480,285
                                             =============       =============       =============    ==============


                BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

                     COMBINED CONDENSED FINANCIAL STATEMENTS

              FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                   (UNAUDITED)

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

COMBINED CONDENSED BALANCE SHEETS

AS AT SEPTEMBER 30, 1997 AND MARCH 31, 1997

(UNAUDITED)

ASSETS
                                                                   September 30,      March 31,
                                                                      1997              1997
                                                                      ----              ----
                                                                     (United States Dollars)

Current:
     Cash                                                         $     79,670      $  3,766,445
     Accounts receivable, net of allowance for doubtful
         accounts of $275,085 and $279,980 respectively             43,413,669        33,331,848
     Inventories, net of reserve for obsolescence of $524,360
         and $644,380 respectively                                  16,907,246        13,091,513
     Prepaid expenses                                                   99,468           109,689
                                                                  ------------      ------------
                                                                    60,500,053        50,299,495
                                                                  ------------      ------------

Investment in equity investee                                               --                --
                                                                  ------------      ------------

Property, plant and equipment:
     Land and buildings                                              2,864,772         2,276,579
     Machinery and equipment                                         2,682,452         2,270,289
     Vehicles                                                        1,599,825         1,515,394
                                                                  ------------      ------------
                                                                     7,147,049         6,062,262
Less:  accumulated depreciation                                      1,952,979         1,720,608
                                                                  ------------      ------------
                                                                     5,194,070         4,341,654
                                                                  ------------      ------------

                                                                  $ 65,694,123      $ 54,641,149
                                                                  ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current:
     Short-term borrowings                                        $  9,425,933      $  9,108,170
     Accounts payable and accrued liabilities                       23,104,564        19,143,095
     Income taxes payable                                            2,173,615         3,557,772
     Bonuses payable to shareholders                                 4,040,258         3,802,730
     Shareholders' loans - others                                      464,352                --
     Shareholder's loan payable to Trico Industries, Inc.              243,300                --
     Current portion of long-term debt                                 108,609           332,748
                                                                  ------------      ------------
                                                                    39,560,631        35,944,515

Long-term debt                                                       1,402,309           340,335
Shareholders' loan - others                                                 --            33,532
Shareholder's loan payable to Trico Industries, Inc.                        --           104,610
Deferred income taxes                                                  132,832           108,350
                                                                  ------------      ------------
                                                                    41,095,772        36,531,342
                                                                  ------------      ------------
Shareholders' equity:
     Capital stock                                                      34,047            34,047
     Retained earnings                                              24,894,985        18,470,178
     Cumulative translation adjustment                                (330,681)         (394,418)
                                                                  ------------      ------------
                                                                    24,598,351        18,109,807
                                                                  ------------      ------------

                                                                  $ 65,694,123      $ 54,641,149
                                                                  ============      ============




             Notes to combined condensed financial statements are an integral part of these combined condensed financial statements.

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

COMBINED CONDENSED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

(UNAUDITED)

                                                                  Six Months Ended
                                                                   September 30,
                                                           -------------------------------
                                                              1997                1996
                                                              ----                ----
                                                               (United States Dollars)

Sales                                                      $ 69,725,479      $ 42,774,488
                                                           ------------      ------------

Costs and expenses:
     Cost of sales                                           48,641,695        30,529,691
     Operating and administrative                             6,348,520         3,787,199
     Bonuses to shareholders                                  4,027,427         1,273,505
     Management fees to Trico Industries, Inc.                       --           157,439
                                                           ------------      ------------

                                                             59,017,642        35,747,834
                                                           ------------      ------------

Operating income                                             10,707,837         7,026,654
                                                           ------------      ------------



Other income (expense):
     Interest expense and other                                (257,933)         (235,356)
     Gain on disposal of investment in equity investee          150,578                --
                                                           ------------      ------------

                                                               (107,355)         (235,356)
                                                           ------------      ------------

Income before provision for income taxes                     10,600,482         6,791,298

Provision for income taxes                                    4,175,675         2,740,000
                                                           ------------      ------------

Net income                                                 $  6,424,807      $  4,051,298
                                                           ============      ============




             Notes to combined condensed financial statements are an integral part of these combined condensed financial statements.

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

COMBINED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

(UNAUDITED)

                                                                         Six Months Ended
                                                                          September 30,
                                                               --------------------------------
                                                                     1997               1996
                                                                     ----               ----
                                                                  (United States Dollars)

Cash flows from operating activities:
     Net income                                                $  6,424,807      $  4,051,298
     Adjustments to reconcile net income to net cash:
         Depreciation and amortization                              618,948           228,935
         Loss on sale of capital assets                                  --             8,918
         Gain on disposal of investment in equity investee         (150,578)               --
         Deferred income taxes                                       24,147            20,146

         Change in other operating assets and liabilities       (10,989,626)      (11,182,564)
                                                               ------------      ------------

         Net cash used by operating activities                   (4,072,302)       (6,873,267)
                                                               ------------      ------------

Cash flows from investing activities:
     Purchase of property, plant and equipment                   (1,458,317)         (656,175)
     Proceeds from sale of property, plant and equipment                 --           135,577
     Proceeds from sale of investment in equity investee            150,578                --
                                                               ------------      ------------

         Net cash used by investing activities                   (1,307,739)         (520,598)
                                                               ------------      ------------

Cash flows from financing activities:
     Proceeds from short-term borrowings, net                       295,060         6,512,959
     Proceeds from (repayment of) long-term financing, net          833,571          (464,037)
     Proceeds from shareholder loans, net                           567,374           766,549
                                                               ------------      ------------

         Net cash provided by financing activities                1,696,005         6,815,471
                                                               ------------      ------------

Effect of translation adjustment on cash                             (2,739)           (3,497)
                                                               ------------      ------------

Increase (decrease) in cash during the period                    (3,686,775)         (581,891)

Cash at beginning of period                                       3,766,445           581,891
                                                               ------------      ------------

Cash at end of period                                          $     79,670      $         --
                                                               ============      ============



Supplemental cash flow information:

              Interest paid                                    $    234,322      $    265,697
              Income taxes paid                                $  5,535,608      $  3,111,884




             Notes to combined condensed financial statements are an integral part of these combined condensed financial statements.

BMW MONARCH (LLOYDMINSTER) LTD. AND BMW PUMP INC.

NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

UNAUDITED
(United States Dollars)


1.       GENERAL

         The unaudited combined condensed financial statements have been prepared by BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. (the "Companies"). These combined condensed financial statements reflect all adjustments which the Companies consider necessary for the fair presentation of the combined condensed financial statements for the interim periods presented. Although the Companies believe that the disclosures in these combined condensed financial statements are adequate to make the interim information presented not misleading, certain information relating to the Companies' organization and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted. The results of operations for the six month periods ended September 30, 1997 and 1996 are not necessarily indicative of the results expected for the full year.

         Basis of presentation

         These combined condensed financial statements are presented using generally accepted accounting principles in the United States of America and have been translated into United States dollars. The functional currency of the Companies is Canadian dollars.


2.       INVENTORIES

         Inventories by category are as follows:

                                                                                September 30,           March 31,
                                                                                    1997                  1997
                                                                                    ----                  ----

              Raw materials and components                                    $     7,701,473       $    5,272,386
              Finished goods                                                        9,205,773            7,819,127
                                                                              ---------------       --------------
                                                                              $    16,907,246       $   13,091,513
                                                                              ===============       ==============

3.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

         Accounts payable and accrued liabilities by category are as follows:

                                                                                September 30,           March 31,
                                                                                    1997                  1997
                                                                                    ----                  ----

              Accounts payable                                                $    21,502,257       $   16,337,104
              Accrued liabilities                                                   1,602,307            2,805,991
                                                                              ---------------       --------------
                                                                              $    23,104,564       $   19,143,095
                                                                              ===============       ==============


4.       CAPITAL STOCK

         Authorized:
              BMW Monarch (Lloydminster) Ltd.
                  Unlimited number of Class A common voting shares
                  Unlimited number of Class B common voting shares
                  Unlimited number of Class C redeemable preferred non-voting shares
                  Unlimited number of Class D redeemable preferred non-voting shares
                  Unlimited number of Class E redeemable preferred non-voting shares

              BMW Pump Inc.
                  Unlimited number of Class A common voting shares
                  Unlimited number of Class B common voting shares
                  Unlimited number of Class C redeemable preferred non-voting shares
                  Unlimited number of Class D redeemable convertible non-participating non-voting shares
                  Unlimited number of Class E non-participating redeemable voting shares

                                                                                   September 30,          March 31,
                                                                                       1997                  1997
                                                                                       ----                  ----

         Issued:
              BMW Monarch (Lloydminster) Ltd.
                  100 Class A common shares                                        $   29,745           $   29,745

              BMW Pump Inc.
                  6,020 Class A common shares                                           4,302                4,302
                                                                                   ----------           ----------
                                                                                   $   34,047           $   34,047
                                                                                   ==========           ==========

         Effective April 1, 1997, BMW Pump Inc. and certain of its corporate shareholders were amalgamated pursuant to the Alberta Business Corporations Act. The amalgamation had no impact on the number of authorized or issued shares or stated capital stock of BMW Pump Inc. as at September 30, 1997.

5.       SUBSEQUENT EVENTS

         Effective December 3, 1997, EVI, Inc. acquired, directly or indirectly, all the outstanding shares of the Companies.

         In connection with EVI, Inc.'s acquisition of all the outstanding shares of the Companies, compensation related bonuses of approximately $3,870,000 were declared payable to certain non-shareholder employees.

         On December 3, 1997, all amounts owing by the Companies under the credit facilities were settled and the credit facilities were discontinued. EVI Oil Tools Canada Ltd., a subsidiary of EVI, Inc., has stated its intention to finance future cash needs if they arise.

  (b) Pro Forma Financial Information.

     The following is the pro forma financial information required pursuant to
Article 11 of Regulation S-X for the periods indicated relating to the Company's acquisitions of Trico and BMW.

     The following pro forma financial information is based on the historical financial data of BMW and Trico and does not give effect to all purchase accounting adjustments relating to the BMW and Trico acquisitions. The Company is currently reviewing the acquired assets and liabilities of BMW and Trico and any additional adjustments will be based on the results of such post-closing review and analysis by the Company.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following tables set forth certain summary pro forma condensed consolidated financial data of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Income give effect to (i) the acquisition by the Company of Tubular Corporation of America ("TCA") on August 5, 1996, (ii) the acquisition by the Company on May 1, 1997, of GulfMark International, Inc. and its assets as of the date of acquisition ("GulfMark Retained Assets"), (iii) the issuance and sale of the Company's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures"), (iv) the acceptance and payment by the Company on December 15, 1997, for $119,980,000 principal amount of the Company's outstanding 10 1/4% Senior Notes due 2004 and 10 1/4% Senior Notes due 2004, Series B (collectively, the "Notes") validly tendered by the holders of the Notes pursuant to a cash tender offer and consent solicitation of the Company (the "Tender Offer"), (v) the Company's acquisition of Trico on December 2, 1997, and (vi) the Company's acquisition of BMW on December 3, 1997, as if these transactions had occurred on January 1, 1996. The unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the issuance and sale of the Debentures, the acquisition of the Notes pursuant to the Tender
Offer and the Company's acquisitions of Trico and BMW as if these transactions had occurred on September 30, 1997. The following summary pro forma condensed consolidated financial data and related notes thereto have been restated to reflect the Company's May 1997 two-for-one stock split. The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the dates reflected or that may be achieved in the future. The pro forma information does not give effect to various smaller acquisitions effected by the Company during 1997. This information should be read in conjunction with the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations contained in its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and the Company's, TCA's, GulfMark Retained Assets', Trico's and BMW's financial statements and related notes thereto, all of which are included herein or incorporated herein by reference.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                   PRO FORMA ADJUSTMENTS
                                                        BMW PUMP/   --------------------------------------------------
                                                       BMW MONARCH                                          BMW PUMP/
                                  EVI        TRICO      COMBINED   DEBENTURE    SENIOR NOTES              BMW MONARCH       EVI
                               HISTORICAL  HISTORICAL  HISTORICAL  OFFERING        TENDER        TRICO     COMBINED      PRO FORMA
                               ----------  ----------  ----------  ---------    ------------  -----------  ----------   -----------
ASSETS
Current Assets:
  Cash and cash equivalents.....  $ 16,926   $    693    $    80  $390,600 (a) $(131,244)(b) $(105,524)(c) $(107,151)(d) $   64,380
  Accounts receivable, net......   188,204     10,813     43,414        --            --           168 (e)        --        242,599
  Inventories...................   243,617     24,091     16,907        --            --            --            --        284,615
  Prepaid expenses and other....    36,966      4,657         99       397 (f)      (446)(g)    (1,344)(e)        --         40,329
                                  --------   --------    -------  --------     ---------     ---------     ---------     ----------
        Total current assets....   485,713     40,254     60,500   390,997      (131,690)     (106,700)     (107,151)       631,923
                                  --------   --------    -------  --------     ---------     ---------     ---------     ----------
  Property, plant and equipment,
    net.........................   277,648     14,189      5,194        --            --          (155)(e)        --        296,876
  Goodwill, net.................   193,017      9,581         --        --            --        63,152 (h)    67,368 (h)    333,118
  Due from PACCAR INC...........        --     12,271         --        --            --       (12,271)(e)        --             --
  Investment in BMW Monarch.....        --      4,063         --        --            --        (4,063)(i)        --             --
  Other assets..................    34,883        820         --    11,503 (f)    (3,005)(g)      (246)(e)        --         43,955
                                  --------   --------    -------  --------     ---------     ---------     ---------     ----------
                                  $991,261   $ 81,178    $65,694  $402,500     $(134,695)    $ (60,283)    $ (39,783)    $1,305,872
                                  ========   ========    =======  ========     =========     =========     =========     ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:

  Short-term borrowings,
    primarily under revolving
     lines of credit............  $ 32,396   $     --    $ 9,426  $     --     $      --     $      --     $  (9,426)(j) $   32,396
  Current maturities of
    long-term debt..............    12,166         30        109        --            --            --          (109)(j)     12,196
  Accounts payable..............   119,302      2,755     21,502        --            --            --            --        143,559
  Other accrued liabilities.....    91,188      3,764      8,524        --        (5,705)(k)       500 (l)    (4,248)(m)     94,023
                                  --------   --------    -------  --------     ---------     ---------     ---------     ----------
        Total current
          liabilities...........   255,052      6,549     39,561        --        (5,705)          500       (13,783)       282,174
                                  --------   --------    -------  --------     ---------     ---------     ---------     ----------
  Long-term debt................   164,995      8,979      1,402   402,500 (a)  (119,980)(b)      (279)(e)    (1,402)(j)    456,215
  Deferred income taxes, net....    38,453      1,366        133        --            --          (105)(e)        --         39,847
  Other liabilities.............    23,959     11,685         --        --            --        (7,800)(e)        --         27,844
Stockholders' Equity:
  Common stock..................    51,852     65,342         34        --            --       (65,342)(n)       (34)(n)     51,852
  Capital in excess of par......   405,492      3,110         --        --            --        (3,110)(n)        --        405,492
  Retained earnings.............   213,759    (15,920)    24,895        --        (9,010)(o)    15,920 (n)   (24,895)(n)    204,749
  Foreign currency translation
    adjustment..................   (10,057)        67       (331)       --            --           (67)(n)       331 (n)    (10,057)
  Treasury stock, at cost.......  (152,244)        --         --        --            --            --            --       (152,244)
                                  --------   --------    -------  --------     ---------     ---------     ---------     ----------
        Total stockholders'
          equity................   508,802     52,599     24,598        --        (9,010)      (52,599)      (24,598)       499,792
                                  --------   --------    -------  --------     ---------     ---------     ---------     ----------
                                  $991,261   $ 81,178    $65,694  $402,500     $(134,695)    $ (60,283)    $ (39,783)    $1,305,872
                                  ========   ========    =======  ========     =========     =========      =========    ==========

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             BMW PUMP/
                                                                                                BMW
                                                   TCA                                        MONARCH
                                               HISTORICAL                                     COMBINED
                                                 FOR THE          GULFMARK                   HISTORICAL
                                               SIX MONTHS         RETAINED                 FOR THE TWELVE
                                    EVI           ENDED            ASSETS       TRICO       MONTHS ENDED
                                 HISTORICAL   JUNE 30, 1996(p)   HISTORICAL   HISTORICAL   MARCH 31, 1997(q)
                                 ----------   -------------      ----------   ----------   --------------
REVENUES.......................   $478,020       $28,260           $6,994      $72,100        $107,475
                                  --------       -------           ------      -------        --------
Costs and expenses:
  Cost of sales................    373,509        24,381            3,922       51,964          77,604
  Selling, general and
    administrative attributable
    to segments................     51,885         1,006            2,068       20,881           9,622
  Bonuses to shareholders......         --            --               --           --           3,554
  Management fees to Trico.....         --            --               --           --             331
  Corporate general and
    administrative.............      6,339            --               --           --              --
                                  --------       -------           ------      -------        --------
                                   431,733        25,387            5,990       72,845          91,111
                                  --------       -------           ------      -------        --------
Operating income...............     46,287         2,873            1,004         (745)         16,364
                                  --------       -------           ------      -------        --------
OTHER INCOME (EXPENSE):
  Interest expense.............    (16,454)         (602)              --         (634)           (476)
  Interest income..............      2,163            --               --           --              --
  Equity in income of BMW
    Monarch....................         --            --               --        1,490              --
  Other income (expense),
    net........................       (450)         (742)           6,264         (262)            433
                                  --------       -------           ------      -------        --------
                                   (14,741)       (1,344)           6,264          594             (43)
                                  --------       -------           ------      -------        --------
Income (loss) before income
  taxes........................     31,546         1,529            7,268         (151)         16,321
Provision (benefit) for income
  taxes........................      7,041            34            2,472          321           6,589
                                  --------       -------           ------      -------        --------
Income (loss) from continuing
  operations...................   $ 24,505       $ 1,495           $4,796      $  (472)       $  9,732
                                  ========       =======           ======      =======        ========
Earnings per share from
  continuing operations........   $   0.60
                                  ========
Weighted average shares
  outstanding..................     40,706
                                  ========


                                                         PRO FORMA ADJUSTMENTS
                                 ---------------------------------------------------------------------------
                                                                       SENIOR                     BMW PUMP/
                                            GULFMARK     DEBENTURE      NOTES                    BMW MONARCH       EVI
                                  TCA        MERGER      OFFERING      TENDER        TRICO        COMBINED      PRO FORMA
                                 ------     --------     ---------     -------      -------      -----------    ---------
REVENUES.......................  $   --     $    --      $     --      $    --      $    --        $    --      $692,849
                                 ------     -------      --------      -------      -------        -------      --------
Costs and expenses:
  Cost of sales................     579(r)       --            --           --       (1,300)(s)         --       530,659
  Selling, general and
    administrative attributable
    to segments................     197(t)       --            --           --        1,818 (t)      1,684 (t)    89,161
  Bonuses to shareholders......      --          --            --           --           --         (3,554)(u)        --
  Management fees to Trico.....      --          --            --           --           --           (331)(v)        --
  Corporate general and
    administrative.............      --          --            --           --           --             --         6,339
                                 ------     -------      --------      -------      -------        -------      --------
                                    776          --            --           --          518         (2,201)      626,159
                                 ------     -------      --------      -------      -------        -------      --------
Operating income...............    (776)         --            --           --         (518)         2,201        66,690
                                 ------     -------      --------      -------      -------        -------      --------
OTHER INCOME (EXPENSE):
  Interest expense.............     602(w)       --       (20,520)(x)   12,746(y)        --            476 (z)   (24,862)
  Interest income..............      --          --            --           --           --             --         2,163
  Equity in income of BMW
    Monarch....................      --          --            --           --       (1,490)(aa)        --            --
  Other income (expense),
    net........................     875(bb)  (6,264)(cc)       --           --          200 (dd)        --            54
                                 ------     -------      --------      -------      -------        -------      --------
                                  1,477      (6,264)      (20,520)      12,746       (1,290)           476       (22,645)
                                 ------     -------      --------      -------      -------        -------      --------
Income (loss) before income
  taxes........................     701      (6,264)      (20,520)      12,746       (1,808)         2,677        44,045
Provision (benefit) for income
  taxes........................     245(ee)  (2,192)(ee)   (7,182)(ee)   4,461(ee)     (633)(ee)       937 (ee)   12,093
                                 ------     -------      --------      -------      -------        -------      --------
Income (loss) from continuing
  operations...................  $  456     $(4,072)     $(13,338)     $ 8,285      $(1,175)       $ 1,740      $ 31,952
                                 ======     =======      ========      =======      =======        =======      ========
Earnings per share from
  continuing operations........                                                                                 $   0.77
                                                                                                                ========
Weighted average shares
  outstanding..................                                                                                   41,298 (ff)
                                                                                                                ========

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         GULFMARK
                                                     RETAINED ASSETS
                                                    HISTORICAL FOR THE                 BMW PUMP/
                                                       THREE MONTHS                   BMW MONARCH
                                         EVI              ENDED            TRICO       COMBINED
                                     CONSOLIDATED     MARCH 31, 1997(gg) HISTORICAL   HISTORICAL(q)
                                     ------------   ------------------   ----------   -----------
REVENUES...........................    $612,868           $  818          $51,459      $103,847
                                       --------           ------          -------      --------
Costs and expenses:
  Cost of sales....................     453,001              678           34,323        73,591
  Selling, general and
    administrative attributable to
    segments.......................      62,324              688           15,346        10,571
  Bonuses to shareholders..........          --               --               --         4,763
  Management fees to Trico.........          --               --               --           116
  Corporate general and
    administrative.................       5,396               --               --            --
                                       --------           ------          -------      --------
                                        520,721            1,366           49,669        89,041
                                       --------           ------          -------      --------
OPERATING INCOME...................      92,147             (548)           1,790        14,806
                                       --------           ------          -------      --------
Other income (expense):
  Interest expense.................     (13,080)              --             (493)         (337)
  Interest income..................       3,824               --               --            --
  Gain on sale of marketable
    securities.....................       3,352               --               --            --
  Equity in income of BMW
    Monarch........................          --               --              832            --
  Other income (expense), net......         852               --             (595)           65
                                       --------           ------          -------      --------
                                         (5,052)              --             (256)         (272)
                                       --------           ------          -------      --------
Income (loss) before income
  taxes............................      87,095             (548)           1,534        14,534
Provision (benefit) for income
  taxes............................      30,594              100              797         5,748
                                       --------           ------          -------      --------
Income (loss) from continuing
  operations.......................    $ 56,501           $ (648)         $   737      $  8,786
                                       ========           ======          =======      ========
Earnings per share from continuing
  operations.......................    $   1.23
                                       ========
Weighted average shares
  outstanding......................      45,961
                                       ========


                                                PRO FORMA ADJUSTMENTS
                                     --------------------------------------------
                                                  SENIOR                BMW PUMP/
                                     DEBENTURE    NOTES                BMW MONARCH      EVI
                                     OFFERING    OFFERING     TRICO     COMBINED     PRO FORMA
                                     ---------   --------    -------   -----------   ---------
REVENUES...........................  $     --      $   --    $    --     $    --     $768,992
                                     --------      ------    -------     -------     --------
Costs and expenses:
  Cost of sales....................        --          --      2,100 (s)      --      563,693
  Selling, general and
    administrative attributable to
    segments.......................        --          --      1,364 (t)   1,263 (t)   91,556
  Bonuses to shareholders..........        --          --         --      (4,763)(u)       --
  Management fees to Trico.........        --          --         --        (116)(v)       --
  Corporate general and
    administrative.................        --          --         --          --        5,396
                                     --------      ------    -------     -------     --------
                                           --          --      3,464      (3,616)     660,645
                                     --------      ------    -------     -------     --------
OPERATING INCOME...................        --          --     (3,464)      3,616      108,347
                                     --------      ------    -------     -------     --------
Other income (expense):
  Interest expense.................   (15,391)(x)   9,560(y)      --         373 (z)  (19,368)
  Interest income..................        --          --         --          --        3,824
  Gain on sale of marketable
    securities.....................        --          --         --          --        3,352
  Equity in income of BMW
    Monarch........................        --          --       (832)(aa)     --           --
  Other income (expense), net......        --          --        538 (dd)     --          860
                                     --------      ------    -------     -------     --------
                                      (15,391)      9,560       (294)        373      (11,332)
                                     --------      ------    -------     -------     --------
Income (loss) before income
  taxes............................   (15,391)      9,560     (3,758)      3,989       97,015
Provision (benefit) for income
  taxes............................    (5,387)(ee)  3,346(ee) (1,315)(ee)  1,396 (ee)  35,279
                                     --------      ------    -------     -------     --------
Income (loss) from continuing
  operations.......................  $(10,004)     $6,214    $(2,443)    $ 2,593     $ 61,736
                                     ========      ======    =======     =======     ========
Earnings per share from continuing
  operations.......................                                                  $   1.34
                                                                                     ========
Weighted average shares
  outstanding......................                                                    45,961(ff)
                                                                                     ========

                          NOTES TO PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheets are described below:

          (a) To reflect the sale of the $402.5 million principal amount of the Debentures and the payment of approximately $11.9 million of related debt issuance costs.

          (b) To reflect repayment of the $119.98 million principal amount of the Notes at a cost of approximately $131.2 million.

          (c) To reflect the purchase of Trico for total cash consideration of approximately $105 million and to eliminate cash accounts of approximately $0.5 million retained by PACCAR INC (the "Seller") at the date of acquisition.

          (d) To reflect the purchase of BMW for total cash consideration of approximately $91.5 million ($130 million Canadian Dollars) and to record the reduction of BMW's indebtedness of approximately $15.7 million.

          (e) To eliminate assets and liabilities retained by the Seller as well as amounts due from the Seller at the date of acquisition. Assets and liabilities retained by the Seller primarily consist of $1.3 million of income taxes receivable and $7.8 million of environmental remediation reserves.

          (f) To capitalize approximately $11.9 million of debt issuance costs related to the Debentures.

          (g) To reflect the write-off of approximately $3.5 million of debt issuance costs related to the initial issuance of the Notes.

          (h) To record the estimated excess of cost over fair value of net tangible assets to be acquired.

          (i) To eliminate Trico's investment in BMW Monarch (Lloydminster) Ltd. ("BMW Monarch").

          (j) To record the reduction of indebtedness of BMW upon acquisition by the Company.

          (k) To reflect the payment of approximately $0.5 million of accrued interest related to the Notes, the accrual of $0.4 million of charges related to the tender of the Notes, and to record the tax benefit of approximately $5.6 million resulting from the extraordinary charge related to the repayment of the Notes.

          (l) To record the accrual of costs related to the acquisition of Trico.

          (m) To record the assumed reduction of amounts payable to Trico of approximately $0.2 million, bonuses payable to BMW shareholders of approximately $4.0 million, and other shareholder loans payable of $0.5 million and to record the accrual of $0.5 million of costs related to the acquisition of BMW.

          (n) To eliminate the historical stockholders' equity of Trico and BMW.

          (o) To reflect the extraordinary charge of approximately $9.0 million, net of taxes, for the repayment of the Notes.

     The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

          (p) Reflects the results of TCA, which was acquired on August 5, 1996, from January 1, 1996, through June 30, 1996. Actual results of TCA are included in EVI's historical results from August 5, 1996.

          (q) The historical fiscal year end of BMW is March 31, therefore the three months ended March 31, 1997 have been included in the pro forma statement of income for both the twelve months ended December 31, 1996 and the nine months ended September 30, 1997. For the three months ended March 31, 1997 historical revenues and net income of BMW were approximately $34.1 million and $2.4 million, respectively.

          (r) Reflects an increase in depreciation expense associated with the assets of TCA, which were acquired on August 5, 1996 as a result of the $11.6 million fair value increase of property, plant, and equipment through the purchase price allocation. Such increase in property, plant, and equipment is being depreciated over an average life of ten years.

          (s) To eliminate the provision for environmental remediation, the liability for which is retained by the Seller.

          (t) To record amortization expense relating to the estimated excess of cost over fair value of tangible assets acquired in connection with the acquisition. Such excess of cost over fair value of net tangible assets acquired is being amortized over 40 years.

          (u) To eliminate bonuses paid to the shareholders of BMW that would not have been paid by the Company.

          (v) To eliminate management fees paid to Trico by BMW Monarch.

          (w) To reduce TCA's interest expense to reflect the Company's retirement of TCA's $7.7 million debt outstanding at the date of acquisition.

          (x) To adjust interest expense for the Debentures at the rate of 5% per annum and to record amortization expense of related debt issuance costs of the life of the Debentures.

          (y) To reduce interest expense and amortization of debt issuance costs to reflect the repayment of the Notes.

          (z) To reduce interest expense to reflect the retirement of BMW's $15.7 million of indebtedness.

          (aa) To eliminate the Trico's equity income from BMW Monarch.

          (bb) To eliminate certain expenses incurred by TCA relating to the Company's acquisition of TCA. These expenses relate to amounts paid to an investment banking firm which represented TCA in the Company's acquisition of TCA.

          (cc) To eliminate approximately $6.3 million of gain recorded in the GulfMark Retained Assets with respect to the sale by GulfMark of 600,000 shares of the Company's Common Stock in July 1996. The net proceeds from this sale were not received by the Company nor included in the GulfMark Retained Assets at the time of the acquisition of GulfMark by the Company.

          (dd) To eliminate the provision for estimated losses on property held for sale as the property was retained by the Seller.

          (ee) To record the income tax provision (benefit) related to the effect of the pro forma adjustments at the statutory rate.

          (ff) Pro forma weighted average shares outstanding reflect the average number of common shares outstanding for the period. The effect of the sale of the Debentures of fully-diluted earnings per share is anti-dilutive. At December 31, 1996, historical and pro forma shares of Common Stock outstanding, restated for the effect of the May 1997 two-for-one stock split, are 45,657,842. At September 30, 1997, historical and pro forma shares of Common Stock outstanding are 47,063,887.

          (gg) Reflects the results of the GulfMark Retained Assets, which were acquired on May 1, 1997, from January 1, 1997, through March 31, 1997. Actual results of the GulfMark Retained Assets are included in EVI's historical results from May 1, 1997.







  (c) Exhibits.

          23.1           -- Consent of Ernst & Young LLP with respect to the
                            consolidated financial statements of Trico Industries, Inc.
          23.2           -- Consent of Arthur Andersen & Co. with respect to the
                            combined financial statements of BMW Monarch
                            (Lloydminster) Ltd. and BMW Pump Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EVI, INC.

                                                   /s/ JAMES G. KILEY
                                            ------------------------------------
                                                       James G. Kiley
                                             Vice President and Chief Financial
                                                          Officer

Dated: February 13, 1998

                               INDEX TO EXHIBITS

         NUMBER                                    EXHIBIT
         ------                                    -------
          23.1           -- Consent of Ernst & Young LLP with respect to the
                            consolidated financial statements of Trico
                            Industries, Inc.
          23.2           -- Consent of Arthur Andersen & Co. with respect to the
                            combined financial statements of BMW Monarch
                            (Lloydminster) Ltd. and BMW Pump Inc.